Exhibit 10.1

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700 F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

September 5, 2006

Ram Sasisekharan, Ph.D.
Massachusetts Institute of Technology
Center for Biomedical Engineering
16-561, 77 Massachusetts Avenue
Cambridge, MA 02139

Re:   Consulting Agreement — Amendment and Renewal

Dear Dr. Sasisekharan:

Reference is made to the Consulting Agreement, dated August 16, 2001, between Momenta Pharmaceuticals, Inc. (formerly Mimeon, Inc.) (“Company”) and you (“Consultant”), as extended and amended by letter agreements dated August 1, 2003, July 12, 2004, March 15, 2005 and November 8, 2005 (collectively, the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.  The parties hereby amend the Agreement as follows:

1.  The parties agree to amend Section 2 of the Agreement by adding the following as a second sub-section of Section 2:

“Consultant hereby represents, warrants and agrees that Consultant has not been, and during the term of the Agreement (including any renewal period), will not be, debarred by the Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company under the Federal Food, Drug, and Cosmetic Act, or under any other applicable law.  Consultant shall immediately notify Momenta if it becomes aware of any such circumstances during the term of this Agreement (including any renewal period), and shall cease performing services under the Agreement until otherwise instructed by Momenta.”

2.  The parties agree to amend Section 8 of the Agreement by deleting the second sentence and replacing it with the following:

“In addition, during any renewal period, and for a period of one (1) year thereafter, Consultant shall not, without the prior written consent of a majority of the Board of Directors of Momenta, which shall not be unreasonably withheld, perform consulting services in the Field of Interest for or on behalf of any business enterprise.”

3.  Pursuant to Section 1 of the Agreement, Company and Consultant hereby agree to extend the Term of the Agreement for one additional year, commencing effective as of August 16, 2006 and terminating on August 15, 2007 (the “Renewal Period”).

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700 F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

4. All other terms and conditions of the Agreement shall remain in full force and effect during the Renewal Period.

If the foregoing is in conformity with your understanding, please sign both copies of this letter agreement and return one fully-executed original to Lisa Carron Shmerling, VP, Legal Affairs.

Very truly yours,

/s/ Alan L. Crane

Alan L. Crane
Chief Executive Officer

Agreed and accepted:

By:      /s/ Ram Sasisekharan
Print:   Ram Sasisekharan, Ph.D.
Date:   09/07/06